UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

This Form 8-K is being filed to address two items: (A) to provide, in one document, a description of the common stock of Orthovita, Inc. (the “Company”) and (B) to update the Company’s public disclosures regarding limitation on director and officer liability under Pennsylvania law, the Company’s articles of incorporation and the Company’s bylaws.

With respect to the first item, in accordance with the interpretation of the staff of the Division of Corporation Finance of the Securities and Exchange Commission set forth in Section G.99 and H.29 of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July 1997), the Company intends to incorporate by reference the description of the Company’s Common Stock in this Form 8-K in connection with future filings on Form S-3 and Form S-8 in lieu of incorporation by reference of a description of the common stock contained in a registration statement filed under the Securities Exchange Act of 1934.

A. DESCRIPTION OF OUR CAPITAL STOCK

COMMON STOCK

Under our amended and restated articles of incorporation, we have 100,000,000 shares of common stock authorized. Holders of our common stock will be entitled to receive, as, when and if declared by the board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes, subject to any preferential dividend rights of outstanding preferred stock.

Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders may vote. There are no preemptive, conversion, redemption or sinking fund provisions applicable to the common stock. In the event of our liquidation, dissolution or winding up, subject to any preferential rights of outstanding preferred stock, holders of common stock will be entitled to share ratably in the assets available for distribution after payment of debts and other liabilities.

PREFERRED STOCK

We, by resolution of our board of directors and without further action by the shareholders, have the authority to issue, from time to time, up to an aggregate of 19,998,100 shares of preferred stock in one or more classes or series and to determine the designation and number of shares of any class or series as well as dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and other preferences, limitations and special rights, if any. These rights and preferences could adversely affect the voting power of the holders of common stock. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock.

SPECIAL MEETINGS

Our bylaws provide that special meetings of our shareholders may be called only by the president or a majority of the board of directors. This provision may make it more difficult for shareholders to take action opposed by the board of directors.

AMENDMENTS TO OUR BYLAWS

Our bylaws provide that the vote of a majority of all directors or the vote of the majority of the outstanding stock entitled to vote is required to alter, amend or repeal our bylaws.

CERTAIN ANTI-TAKEOVER PROVISIONS

The Pennsylvania Business Corporation Law, or PBCL, has several anti-takeover provisions generally applicable to most publicly held Pennsylvania corporations; however, we have specifically opted out of all of the provisions except for those described below.

We are subject to the provisions of Subchapter 25F of the PBCL prohibiting business combination transactions with an “interested shareholder,” which is defined generally to mean a person that is a beneficial owner of shares representing 20% or more of the voting power in an election of our directors unless:

•	the business combination or the acquisition of the 20% interest is approved by our board of directors before the interested shareholder acquires the 20% interest;

•	the interested shareholder beneficially owns at least 80% of the outstanding shares, the business combination is approved by a majority vote of the disinterested shareholders, and the business combination satisfies minimum price and other conditions prescribed in the PBCL;

•	the business combination is approved by a majority vote of the disinterested shareholders at a meeting called no earlier than five years after the date the interested shareholder acquires the 20% interest;

•	the business combination is approved by shareholder vote at a meeting called no earlier than five years after the date the interested shareholder acquires the 20% interest, and the business combination satisfies minimum price and other conditions prescribed in the PBCL; or

•	the business combination is approved by all holders of common stock.

A “business combination” includes mergers, consolidations, asset sales, share exchanges or statutory divisions of the corporation or any subsidiary of the corporation and other transactions resulting in a disproportionate financial benefit to an interested shareholder.

These provisions may discourage purchases of our stock or a non-negotiated tender or exchange offer for our stock and, accordingly, may be considered disadvantageous by a shareholder who would desire to participate in any such transaction.

Under Section 1715 of the Pennsylvania Business Corporation Law, our directors are not required to regard the interests of the shareholders as being dominant or controlling in considering our best interests. The directors may consider, to the extent they deem appropriate, such factors as:

•	the effects of any action upon any group affected by such action, including our shareholders, employees, suppliers, customers and creditors, and upon communities in which we have offices or other establishments;

•	our short-term and long-term interests, including benefits that may accrue to us from our long-term plans and the possibility that these interests may be best served by our continued independence;

•	the resources, intent and conduct of any person seeking to acquire control of us; and

•	all other pertinent factors.

Section 1715 further provides that any act of our board of directors, a committee of the board of directors or an individual director relating to or affecting an acquisition or potential or proposed acquisition of control to which a majority of our disinterested directors have assented will be presumed to satisfy the standard of care set forth in the Pennsylvania Business Corporation Law, unless it is proven by clear and convincing evidence that our disinterested directors did not consent to such act in good faith after reasonable investigation. As a result of this and the other provisions of Section 1715, our directors are provided with broad discretion with respect to actions that may be taken in response to acquisitions or proposed acquisitions of corporate control.

Section 1715 may discourage open market purchases of our common stock or a non-negotiated tender or exchange offer for our common stock and, accordingly, may be considered disadvantageous by a shareholder who would desire to participate in any such transaction. As a result, Section 1715 may have a depressive effect on the price of our common stock.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is StockTrans, Inc.

B. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1741 of the Pennsylvania Business Corporation Law provides the power to indemnify any officer or director acting in his capacity as our representative who was, is or is threatened to be made a party to any action or proceeding for expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding. The indemnity provisions apply whether the action was instituted by a third party or arose by or in our right. Generally, the only limitation on our ability to indemnify our officers and directors is if the act violates a criminal statute or if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness. Our bylaws provide a right to indemnification against any liability incurred in connection with any proceeding in which a director, officer or any other designated indemnified representative may be involved as a party or otherwise by reason of the fact that such party is or was serving in a capacity as director, officer or authorized representative, respectively, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability. However, indemnification is not available under our bylaws in the following circumstances: (i) if indemnification is expressly prohibited by applicable law; (ii) if a final determination has been made under the bylaws that the conduct of such party constitutes willful misconduct or recklessness under Pennsylvania law, or that such conduct is attributable to the receipt by such part from us of a personal benefit to which such party is not legally entitled; or (iii) to the extent indemnification has been determined to be otherwise unlawful. Indemnification is only provided to an indemnified party who initiates or participates as an intervenor or amicus curiae in a proceeding if such party obtains the approval of a majority of our board of directors. Our bylaws provide for the advancement of expenses, including attorneys’ fees and disbursements, incurred in good faith by an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. Our bylaws authorize us to take steps to satisfy or secure our indemnification obligations, including, maintaining insurance, obtaining a letter of credit, acting as a self-insurer, creating a reserve, trust, escrow, cash collateral or other fund or account, or using any other mechanism or arrangement as the board of directors deem appropriate.

Our articles of incorporation provide that none of our directors or officers shall be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director or officer has breached or failed to perform the duties of his or her office under our articles of incorporation or bylaws or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Under Pennsylvania law, these provisions will not apply to the responsibility or liability of a director pursuant to any criminal statute; or the liability of a director for the payment of taxes pursuant to federal, state or local law. We maintain directors’ and officers’ liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Joseph M. Paiva
Joseph M. Paiva
Chief Financial Officer

Dated: November 16, 2006